COOPERATION AGREEMENT


This COOPERATION AGREEMENT, dated as of 9/7,1995, by and between MICROSOFT CORPORATION ("Microsoft") a Washington corporation, with its principal offices located at One Microsoft Way, Redmond, Washington 98052, and OBJECTSOFT
CORPORATION ("ObjectSoft"), a New Jersey corporation, with an office at 50 E. Palisade Avenue, Englewood, New Jersey 07631.

           WHEREAS, Microsoft has developed a technology known as OLE for creating interoperable components;

           WHEREAS,   ObjectSoft   is  engaged  in  the  business  of  providing
OLEBroker, an on-line newsletter and brokerage service for "objects" built in support of Microsoft's OLE technology (collectively, the "Service"); and

           WHEREAS, Microsoft and ObjectSoft have agreed to the following with respect to the Service.

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

           1.         DUTIES  OF  MICROSOFT.   Microsoft   shall  undertake  the
following duties with respect to the Service:

                      (a) At no charge to ObjectSoft, insert coupons soliciting subscription for the Service in the United States distribution of Version 4.0 of Microsoft Visual Basic and Microsoft Access Development Toolkit ("Microsoft Software"), and print and distribute coupons, from films prepared by ObjectSoft for copies of Microsoft Visual Basic 4.0 and Microsoft Access Development Toolkit distributed outside the United States. ObjectSoft shall collect the response cards and shall have the right to use the names and addresses of respondents for promotion of its OLE Broker service. Respondent names originating from the Microsoft Software boxes will not be sold or distributed to other parties without written consent from Microsoft.

                      (b) Microsoft will supply database of registered users of the Microsoft Software ("Reg Base") to a third party mail house for the purpose of and ObjectSoft driven direct mail campaign promoting OLE Broker. The Reg Base will include the entire Reg Base and second and third databases of more recent registrations will be sent for two subsequent update mailings, which mailings shall be conducted quarterly during the initial term of this Agreement. Respondent names originating from the Microsoft lists will not be sold or distributed to other parties without written consent from Microsoft. At no time shall ObjectSoft have direct access to the Reg Base.

                      (c) Provide ObjectSoft with machine-readable copies in Rich Text Format of the Help files associated with the controls included with Visual Basic 4.0. Microsoft hereby grants ObjectSoft a non-exclusive, worldwide, royalty-free right to use and modify such Help files solely in


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conjunction  with and as part of the Service to make such files  searchable  and accessible use by end users of the Service.

                      (d) Assist ObjectSoft in obtaining press coverage for the Service and in publicizing this Agreement through press announcements in Fall, 1995. Make best effort to execute press to ensure press coverage.

                      (e) Include mention of the Service in the Satellite broadcast associated with the Microsoft Developer Days (DevDay) conference to be held on September 12, 1995.

                      (f) Use commercial best efforts to provide space for demonstrating the Service in Microsoft's booth at Fall '95 COMDEX, an industry trade conference, and for demonstrating the Service in between theater shows.

                      (g)        Microsoft  use   commercial   best  efforts  to
promote the Service where appropriate to other customer and Solution Provider segments.

           2. DUTIES OF OBJECTSOFT. Except as expressly set forth above, ObjectSoft shall be responsible for all other responsibilities and activities with respect to the Service. Without limiting the foregoing ObjectSoft shall:

                      (a) Set up the web site, including providing the Microsoft Windows NT system software and hardware, operating the site, and providing the software for the "browser" service for the object broker database.

                      (b) Create all editorial for inclusion in the newsletter portion of the Service.

                      (c) Perform all duties in connection with the object database, including but not limited to soliciting listing agreements from the creators of the objects to list such objects in the database, soliciting subscriptions, creating the database of objects including the "browser" function to permit viewing of the objects, and performing all fulfillment services for licensing of the objects to end users.

                      (d)        Obtain  the  standard   object  and  disclaimer
license from subscribers to the Service, the form of which shall be subject to Microsoft's approval.

                      (e) Obtain fulfillment services for subscribers to the Service, the costs for which shall be ObjectSoft's responsibility.

                      (f) Perform all duties in connection with the direct mail campaigns described in section 1b including responsibility for costs not related to the delivery of database names to the mailhouse.



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           3.         In return for the  performance of  Microsoft's  duties set
forth  above,   ObjectSoft  agrees  that  Microsoft  shall  be  entitled  to  an advertisement on the OLE Broker home page at no charge, the content of which shall be provided by Microsoft, to 100 subscriptions to OLE Broker without charge, and to a discounted rate for additional subscriptions at a rate of the lower of $65.00 per year, or the lowest rate charged to anyone else.

           4. ObjectSoft shall indemnify and hold harmless Microsoft against any and all third party claims, judgments, liabilities, costs and expenses (including reasonable attorneys' fees) resulting from: (a) any breach by ObjectSoft of this Agreement or any of its obligations hereunder, (b) any defects in any of the objects listed in the Service or licensed to third parties through the Service, (c) any claims of infringement by the Service or its contents of copyright, patent, trademark or proprietary information of any third party, including but not limited to claims resulting from objects listed with the Service, or (d) resulting from or in any way connected with use of the Service by subscribers.

           5.         (a)        Microsoft  shall  indemnify  and hold  harmless
ObjectSoft against any and all third party claims, judgments, liabilities, costs and expenses (including reasonable attorneys' fees) resulting from: (a) any breach by Microsoft of this Agreement or any of its obligations hereunder, or
(b) any claims of infringement of trademark of any third party resulting from ObjectSoft's running of Microsoft's advertisment, provided, however, that Microsoft shall have approved such use in advance.

                      (b) MICROSOFT EXPRESSLY DISCLAIMS ANY WARRANTY FOR THE SOFTWARE. THE SOFTWARE AND ANY RELATED DOCUMENTATION IS PROVIDED "AS IS" WITHOUT WARRANTY OR ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT
LIMITATION,   THE  IMPLIED  WARRANTIES  OR  MERCHANTABILITY  OR  FITNESS  FOR  A
PARTICULAR PURPOSE. THE ENTIRE RISK ARISNG OUT OF USE OF PERFORMANCE OF THE SOFTWARE REMAINS WITH OBJECTSOFT.

                      (c) IN NO EVENT SHALL MICROSOFT OR ITS SUPPLIERS BE LIABLE FOR ANY DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFIT, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR ANY OTHER PECUNIARY LOSS) ARISING OUT OF THE USE OR INABILITY TO USE THIS MICROSOFT PRODUCT, EVEN IF MICROSOFT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

           6. The provisions set forth above in Sections 4 and 5 shall survive termination or expiration of this Agreement.

           7. The initial term of this Agreement shall be for a period of one year from the date hereof. At the end of the initial term, the parties may renew this Agreement for successive one (1) years terms upon written agreement of the parties at least two (2) months prior to the expiration of the then-current term. This Agreement may also be terminated upon written notice by the non-breaching party in the event of a breach by the other party of its obligations pursuant to this Agreement, which breach is not cured within a reasonable time after receipt of notice of such breach.



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           8.         The parties  acknowledges that, except with respect to the items set forth above, the other party shall have no further obligations with respect to the Service unless and until the negotiation and execution by both parties of a subsequent agreement in writing outlining the parties' respective duties with respect to the Service. The parties acknowledge that this Agreement contains the entire agreement of the parties with respect to the Service as of the date hereof, and supersedes any and all prior agreements.

           9. The parties hereto are independent contractors, and nothing contained herein shall be deemed to create a partnership, agency or employment relationship. Neither party hereto shall have the power to act in the name of, on behalf of, or incur any obligation binding upon the other party. Neither party hereto shall acquire an interest in the business or operations of the other by virtue of performance of its duties pursuant to this Agreement or otherwise.

           10. This Agreement shall be governed by the laws of the State of Washington as though entered into between Washington residents and to be performed entirely within the State of Washington. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees.

           IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

OBJECTSOFT CORPORATION                          MICROSOFT CORPORATION


By: /s/ DAVID E. Y. SARNA                       By: /s/ ERIC EWING
   ----------------------------                    ----------------------------
    David E. Y. Sarna                               Eric Ewing
    Chairman                                        Product Manager